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                                                                       Exhibit 5

                                Bingham Dana LLP
                                150 Federal Street
                                Boston, MA 02110
                                Tel: 617-951-8000
                                Fax: 617-951-8736

                                 August 1, 2001

Ezenia! Inc.
Northwest Park
63 Third Avenue
Burlington, MA 01803

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Ezenia! Inc., a Delaware corporation (the "COMPANY"), in connection with the Company's Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission on or about August 2, 2001 (the "REGISTRATION STATEMENT").

         The Registration Statement covers the registration of 400,000 shares of common stock, $0.01 par value per share, of the Company (the "SHARES"), to be offered for resale by a certain stockholder of the Company, which Shares were originally issued to such stockholder.

         We have reviewed the corporate proceedings of the Company with respect to the original authorization and issuance of the Shares. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Bingham Dana LLP
                                                   BINGHAM DANA LLP

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